Exhibit 99.4

GCT Semiconductor Appoints Nelson C. Chan to Board of Directors

SAN JOSE, CA – April 1, 2024 – GCT Semiconductor Holding, Inc. (“GCT” or the “Company”) (NYSE: GCTS), a leading designer and supplier of advanced 5G and 4G semiconductor solutions, today announced the appointment of Nelson C. Chan to its Board of Directors, effective March 26, 2024.

“We are pleased to welcome Nelson Chan to our Board of Directors,” said John Schlaefer, Chief Executive Officer of GCT. “Mr. Chan’s extensive and prominent board experience, deep understanding of 5G and AI technology, as well as his strong leadership skills will be a crucial asset to GCT as we embark on our new journey as a publicly listed company.”

Mr. Chan joins GCT with many years of extensive board experience. He is currently Chair of the Board of Directors of Synaptics and a member of the Board of Directors of Deckers Outdoors and Twist Bioscience. Mr. Chan was previously Chair of the Board of Directors of Adesto Technologies, Chair of the Board of Directors of Outerwall, and a member of the Board of Directors of Affymetrix, Silicon Laboratories, Inc., and Socket Mobile. He also serves on the Board of Directors of several private companies. Mr. Chan served as Chief Executive Officer of Magellan Corporation and served in various Senior Management positions at SanDisk Corporation, including as Executive Vice President and General Manager, Consumer Business.

“I’m honored to be joining GCT and look forward to working with my fellow board members and the management team,” said Mr. Chan. “I see tremendous opportunity for the future of the company and believe GCT is well-positioned to take full advantage of the growing 5G market.”

Mr. Chan holds a Bachelor of Science degree in Electrical and Computer Engineering from the University of California at Santa Barbara and a Master’s degree in Business Administration from Santa Clara University.

About GCT Semiconductor Holding, Inc.

GCT is a leading fabless designer and supplier of advanced 5G and 4G LTE semiconductor solutions. GCT’s market-proven LTE solutions have enabled fast and reliable LTE connectivity to numerous commercial devices such as smartphones, tablets, hotspots, USB dongles, routers, M2M applications, etc., for the world’s top LTE carriers. GCT’s system-on-chip solutions integrate radio frequency, baseband modem, and digital signal processing functions, therefore offering complete 5G and 4G platform solutions with small form factors, low power consumption, high performance, high reliability, and cost-effectiveness. For more information, visit www.gctsemi.com

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1955. These forward-looking statements include, without limitation, statements about the anticipated benefits of the business combination with Concord Acquisition Corp. III (“Concord”). Words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause actual future events to differ materially from the expected results, include, but are not limited to: the inability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of the post-combination company to grow and manage growth profitability and retain its key employees; costs related to the business combination; the Company’s financial and business performance, including the Company’s financial projections and business metrics; changes in the Company’s strategy, future operations, financial position, estimated revenues and losses, forecasts, projected costs, prospects and plans; the Company’s inability to anticipate the future market demands and future needs of its customers; the impact of component shortages, suppliers’ lack of production capacity, natural disasters or pandemics on the Company’s sourcing operations and supply chain; the Company’s future capital requirements and sources and uses of cash; the ability to implement business plans, forecasts, and other expectations after the completion of the proposed business combination, including the growth of the 5G market; the risk of economic downturns that affects the Company’s business operation and financial performance; the risk that the Company may not be able to develop and design its products acceptable to its customers; actual or potential conflicts of interest of the Company’s management with its public stockholders; and other risks and uncertainties indicated from time to time in the registration statement on Form S-4, including the proxy statement/prospectus contained therein, filed by Concord relating to the business combination (the “Registration Statement”), including those under the “Risk Factors” section therein and in Concord’s other filings with the SEC. The foregoing list of factors is not exhaustive. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

•	Investor relations website: investors.gctsemi.com
•	Investor relations contact: Gateway Group, Matt Glover & Ralf Esper, GCT@gateway-grp.com
•	Media contact: Sophie Heerinckx, sheerinckx@gctsemi.com